UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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INTERGRAPH CORPORATION

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PRESENTATION RELATING TO CONFERENCE CALL WITH EMPLOYEES
Intergraph Corporation All Hands Employee Meetings September 5-6, 2006 Halsey Wise, President & CEO Reid French, Chief Operating Officer

Three-Phased Business Transformation Mission Overview of the Transaction Background on Texas Pacific Group and Hellman & Friedman Impact on Intergraph Employees Impact on Intergraph Customers/Partners Q&A Agenda

A. Three-Phased Business Transformation Mission Halsey Wise, President & CEO

Intergraph Three-Phased Business Transformation

INTERGRAPH

NOW: Change	NEXT: Improve	AFTER-NEXT: Expand
2003 - 2004	2005 - 2006	2007 and Beyond

NOW: Change — 2003 - 2004

Strategic Initiatives:

- Vision, Mission, Culture
- Strategic Plan
- Capital structure & allocation
- Rebranding effort
- Corporate Governance
- Top-grading program

Results:

- FY 2005 operating income CAGR of 55% from 2003
- ISS Corporate Governance score increased to 92+%
- To date, repurchased over 25M shares for ~$714M

NEXT: Improve — 2005 - 2006

Strategic Initiatives:

- Focus assets & resources on core industries
- Consolidate operations to better position Intergraph to seek margin expansion & software-led revenue growth
- Maintain track record of solid corporate governance & responsible allocation of shareholder's capital

Goals:

- Alignment with Strategic Plan
- Benchmark performance
- Reduce overall cost structure
- Performance-based culture

AFTER-NEXT: Expand — 2007 and Beyond

Strategic Initiatives:

- Accelerate revenue growth
- Potential change in industry landscape
- Company or market expansion
- Transformation opportunities

Goals:

- Above industry performance
- Turnaround complete
- Sustained growth stage

Page 4

NOW: Change NEXT: Improve Intergraph Metric FY 2003 FY 2005 % CAGR 2003 - 2005 Systems & Services Orders $394.4M $468.8M 9% Ending Backlog $193.3M $245.5M 13% Total Revenue $526.0M $576.8M 5% Gross Margin 47.9% 50.6% 2.7pts Op Income Before Restructuring [a] $17.3M $43.6M 59% Op Margin Before Restructuring [a] 3.3% 7.6% 4.3pts Operating Income $13.4M $31.9M 55% Operating Margin 2.5% 5.5% 3.0pts Weighted Avg. Diluted Shares O/S 47.6M 31.9M (18%) Annual Revenue per Employee $141k $168k 9% Intergraph Business Transformation Progress [a] Non-GAAP Financial Measures.

B. Overview of the Transaction Halsey Wise, President & CEO

Overview of the Transaction Investor Group led by Texas Pacific Group (TPG) and Hellman & Friedman (H&F) has agreed to acquire Intergraph Corporation Acquisition is an all cash transaction at $44.00 per share (paid at closing) or total aggregate consideration of approximately $1.3 billion: Represents a 22% premium to average closing price for previous 20 trading days More than 100% return to shareholders over the past three years due to the hard work of everyone at Intergraph Intergraph's independent Board Members, upon review of the Company's strategic alternatives, unanimously agreed that the transaction was fair to and in the best interest of our shareholders: Transaction is contingent on stockholder approval, required regulatory approvals, and other customary conditions to closing Transaction is expected to close by the end of the year, at which time Intergraph will become a private company TPG and H&F invested in Intergraph because they believe in our business, our people and our mission: Both firms fully support Intergraph's Strategic Plan and business transformation efforts Both firms look forward to partnering with Intergraph's management and employees to execute our strategy and to grow our business

What are the Advantages of Being a Private Company? As a private company, we will have greater freedom and flexibility to: Focus and build a growth-oriented future Extend and enhance our history of technical innovation Accelerate our business transformation mission Private companies can make business decisions entirely on long-term value creation and growth prospects: Public companies are much more scrutinized on short-term/quarterly financial metrics Private companies can focus capital & resources on their core business of delivering innovative solutions to their customers and markets: Public companies must manage hundreds of public investors and utilize resources to satisfy public disclosure & other requirements - this also increases disclosure to competitors Private companies have more degrees of freedom to execute their strategy (i.e., acquisitions or new development projects): Public companies must be mindful of the varying risk tolerances of public investors In addition, Intergraph benefits from having two leading global private investment firms that can provide deep industry expertise and an extensive network of resources

C. Background on Texas Pacific Group and Hellman & Friedman Halsey Wise, President & CEO

Who are our New Owners? Texas Pacific Group (TPG) and Hellman & Friedman (H&F) are leading global private investment firms with more than $35 billion in assets under management Both firms have a strong track record of partnering with company's existing management & employees to create value for the companies in which they invest Both firms have long-term views toward growing the limited number of businesses that they decide to invest in; typical investment horizons are approximately 5 years Both firms have extensive expertise in software and technology; however, they invest in leading companies across a broad spectrum of industries TPG and H&F are "Owners," not "Operators" of industry-leading businesses: Typically not actively involved in the daily operations of the business Provide portfolio companies with deep industry expertise, large network of affiliated partners, and strategic, financial & operational guidance

Texas Pacific Group Profile Texas Pacific Group was founded in 1992 and has offices in San Francisco, London, Hong Kong and Fort Worth (www.texaspacificgroup.com) TPG has more than $30 billion of assets under management and manages a family of funds including private equity, venture capital, and public equity & debt investing TPG generally invests in companies requiring equity capital of $100 - $750 million TPG's investment goal is to help management teams build long-term value that benefits all stakeholders (employees, customers, owners, etc.) TPG often realizes value by investing in unique opportunities created by industry trends, economic cycles or specific company circumstances TPG invests in companies across a broad range of industries and geographies - below are a few selected TPG investments: SUNGARD

Hellman & Friedman Profile Hellman & Friedman was founded in 1984 and has 31 investment professionals with offices in San Francisco, New York and London (www.hf.com) H&F currently has more than $8 billion of assets under management and typically invests approximately $200 - $750 million in each portfolio company H&F focuses on investing in businesses with: (1) solid, defensible market positions; (2) strong management teams; and (3) predictable revenue & earnings growth H&F believes the most important assets are the intangibles: the people, their business practices and intellectual capital, and their customer relationships H&F is partnering with JMI Equity, which is a San Diego-based firm focused on software H&F's target industries include Software and Information Services, Professional Services, Financial Services, Asset Management, and Media & Marketing - below are a few selected H&F investments:

JMI Equity Profile JMI Equity is a private investment firm that was founded in 1992 and has offices in San Diego and Baltimore (www.jmiequity.com) JMI Equity has invested in over 70 companies in the software and business services space, and currently has approximately $700 million in assets under management JMI Equity typically acts as a venture capital firm by investing in growing businesses and often providing the first institutional capital to self-funded companies JMI Equity also participates in recapitalizations and private equity financings, investing alongside H&F in their software-related deals JMI Equity is exclusively focused on the software and business services industries - below are a few selected JMI Equity investments:

D. Impact on Intergraph Employees Reid French, Chief Operating Officer

Impact on Intergraph Employees It is business as usual for Intergraph: We remain a public company until closing, which is expected to happen by the end of the year We must remain focused on serving our customers and supporting our partners We must remain committed to meeting our revenue and earnings objectives There are no planned significant restructurings or organizational changes at this time: H&F and TPG invested because they believe in Intergraph's business, people & mission H&F and TPG are excited to support and work with the company's management team and employees; as a result, we do not expect any significant changes There are no immediate planned changes to Intergraph's benefits program All options and restricted stock will be cashed out at $44.00 per share at closing: Your rights related to vested options and restricted stock have not changed Unvested options and restricted stock will vest immediately at closing Employee Stock Purchase Plan (ESPP) has been suspended - August payroll deductions will be unaffected and September 1st deductions will be refunded If you have additional questions, please do not hesitate to visit our intranet at http://trueblue.intergraph.com/ or call 1-256-730-1668 / 1-800-371-4337

E. Impact on Intergraph Customers/Partners Reid French, Chief Operating Officer

Impact on Intergraph Customers/Partners Given that this is a financial transaction versus a shift in strategy, there should be little to no impact on the software and services we take pride in providing our customers We remain committed to: Our existing product visions and roadmaps Our existing markets, customers and partners Our existing customer support and services levels Customer/partner outreach is on-going through both in-person phone calls as well as emails and letters: Initial reaction from customers/partners has been positive, viewing the transaction as support and endorsement for the current Intergraph team and mission Two requests: Recognize that over-communicating is better than under-communicating If issues arise in sales cycles or with existing customers, please do not hesitate to contact me directly

F. Q&A Halsey Wise, President & CEO Reid French, Chief Operating Officer

Important Additional Information will be Filed with the SEC In connection with the proposed merger, Intergraph will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Intergraph at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Intergraph by directing such request to Intergraph, Attention: Investor Relations, telephone: 1-256-730-2701. Intergraph and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Intergraph's participants, which may be different from those of Intergraph's stockholders generally, in the solicitation is set forth in Intergraph's proxy statements and Annual Reports on Form 10- K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.